                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                           PACIFIC SCIENTIFIC COMPANY
                   (Not to be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share
Certificates") evidencing shares of common stock, par value $1.00 per share (the
"Common Stock"), of Pacific Scientific Company, a California corporation (the
"Company"), including the associated preferred stock purchase rights (together with the Common Stock, the "Shares"), are not immediately available, (ii) if certificates evidencing the Shares and all other required documents cannot be delivered to Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 ("Terms of the Offer;
Proration; Expiration Date") of the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary.
See Section 3 ("Procedures for Accepting the Offer and Tendering Shares") of the
Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                        HARRIS TRUST COMPANY OF NEW YORK

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
                  BY MAIL:                            BY HAND/OVERNIGHT DELIVERY:
                                                             Receive Window
            Wall Street Station                            Wall Street Plaza
               P.O. Box 1023                           88 Pine Street, 19th Floor
       New York, New York 10268-1023                    New York, New York 10005

                                 BY FACSIMILE:

                                 (212) 701-7636

                             CONFIRM BY TELEPHONE:
                                 (212) 701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Torque Corporation, a Delaware corporation and a wholly owned subsidiary of Parent Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in
Section 3 ("Procedures for Accepting the Offer and Tendering Shares") of the Offer to Purchase.

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
Number of Shares (including the associated
  Preferred Stock Purchase Rights):

--------------------------------------------  --------------------------------------------

                                              --------------------------------------------
                                              Signature(s) of Holder(s)

Share
Certificate Nos. (if available):

                                              Dated:       , 199
--------------------------------------------

                                              Name(s) of Holders:
--------------------------------------------

                                              --------------------------------------------

                                              --------------------------------------------
                                              Please Type or Print
Check one box if Shares will be delivered by
book-entry transfer:
                                              --------------------------------------------
                                              Address

/ / The Depository Trust Company
                                              --------------------------------------------
                                              Zip Code

/ / Philadelphia Depository Trust Company
                                              --------------------------------------------
                                              Area Code and Telephone No.

Account No.
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                                       2

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of the Medallion Signature Guarantee Program (or is an "eligible guarantor institution", as such term is defined in Rule 17Ad-5 promulgated under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary, at one of its addresses set forth above, either certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

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
NAME OF FIRM                                   AUTHORIZED SIGNATURE
ADDRESS                                        TITLE
                                               Name:
ZIP CODE                                                         PLEASE TYPE OR PRINT
                                               Dated: , 199
AREA CODE AND TELEPHONE NO.
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          DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
               CERTIFICATES EVIDENCING SHARES SHOULD BE SENT WITH
                          YOUR LETTER OF TRANSMITTAL.

                                       3